UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    July 9, 2014

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (800) 556-0311

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 9, 2014, Aastrom Biosciences, Inc., a Michigan corporation (the “Company”), entered into a Warrant Exercise Agreement with one holder (the “Holder”) of warrants issued by the Company on August 16, 2013 (the “2013 Warrants”) to purchase an aggregate 362,500 shares of the Company’s common stock, no par value (“Common Stock”).  Pursuant to the Warrant Exercise Agreement, the Holder agreed to exercise the 2013 Warrants at the existing exercise price of $4.80.  The net proceeds to the Company in connection with the exercise of the 2013 Warrants, after deducting estimated fees and expenses, are approximately $1,522,500.  As a result of these transactions, there are now 726,700 2013 Warrants outstanding and the warrant liability has been reduced by approximately 33%.

The foregoing description of the Warrant Exercise Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Warrant Exercise Agreement which is filed herewith as Exhibit 10 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit  10                                     Form of Warrant Exercise Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: July 11, 2014	By:	/s/ DOMINICK C. COLANGELO
Name: Dominick C. Colangelo
Title: Chief Executive Officer and President